================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 22, 2001

                               -----------------

                         WESTERN MULTIPLEX CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                   000-30993                52-2198231
(State of other jurisdiction     (Commission File          (I.R.S. Employer
       of incorporation)              Number)            Identification Number)

               1196 Borregas Avenue, Sunnyvale, California 94089
                    (Address of principal executive offices)

                                 (408) 542-5200
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Western Multiplex Corporation on March 22, 2001 solely to add the financial statements of the business acquired as required by Item 7(a) and the pro forma financial information required by Item 7(b).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a.  Financial Statements of Business Acquired.

       The required financial statements of the business acquired are set forth below.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report.....................................................................................   5

Balance Sheets...................................................................................................   6

Statements of Operations.........................................................................................   7

Statements of Stockholders' Equity...............................................................................   8

Statements of Cash Flows.........................................................................................   9

Notes to Financial Statements....................................................................................  10

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
WirelessHome Corporation:

We have audited the accompanying balance sheets of WirelessHome Corporation as of December 31, 2000 and 1999 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2000 and 1999, period from May 5, 1998 (inception) through December 31, 1998 and period from May 5, 1998 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WirelessHome Corporation as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999, period from May 5, 1998 (inception) through December 31, 1998 and period from May 5, 1998 (inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

As discussed in notes 1, 8 and 9 to the financial statements, after the close of business on March 22, 2001 WirelessHome Corporation was acquired and became a wholly owned subsidiary of Western Multiplex Corporation.

The accompanying financial statements have been prepared assuming that the WirelessHome Corporation will continue as a going concern. As discussed in note 1 to the financial statements, the Company is a development stage enterprise and since inception has suffered recurring losses from operations and has a working capital and net capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                  /s/ KPMG LLP

May 22, 2001

                           WIRELESS HOME CORPORATION
                         (A Development Stage Company)

                                Balance Sheets

                          December 31, 2000 and 1999

                                                          2000                 1999
                                                    ----------------     -----------------
                       Assets

Cash and cash equivalents                           $      1,662,516             1,342,722
Accounts receivable                                               --                 8,400
Prepaid expenses and other current assets                     33,320                29,744
                                                    ----------------     -----------------
        Total current assets                               1,695,836             1,380,866
Net property and equipment, at cost                          874,210               676,967
Deposits                                                      50,000                65,968
                                                    ----------------     -----------------
                                                    $      2,620,046             2,123,801
                                                    ================     =================

    Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Accounts payable and accrued expenses             $      1,888,627               447,419
  Notes payable                                            1,615,629               827,316
                                                    ----------------     -----------------
        Total current liabilities                          3,504,256             1,274,735
                                                    ----------------     -----------------

Stockholders' equity (deficit):
  Convertible preferred stock, $0.01 par value:
     Series A - 1,000,000 shares authorized,
      issued and outstanding in 2000 and 1999                 10,000                10,000
     Series A-1 - 9,043,500 shares authorized;
      8,994,768 shares issued and oustanding
      in 2000 and 1999                                        89,948                89,948
     Series B - 5,000,000 shares authorized;
      1,874,999 shares issued and outstanding
      in 2000                                                 28,365                    --
  Common stock, $.0025 par value. 30,000,000
   shares authorized; 4,307,308 and 2,811,138
   shares issued and outstanding in 2000 and
   1999, respectively                                         10,768                 7,028
  Additional paid-in                                      14,733,100             4,880,823
  Unearned compensation                                   (1,921,884)             (157,000)
  Deficit accumulated during the development             (13,834,507)           (3,981,733)
   stage
                                                    ----------------     -----------------
        Net stockholders' equity (deficit)                  (884,210)              849,066
                                                    ----------------     -----------------
Commitments (note 7)
                                                    $      2,620,046             2,123,801
                                                    ================     =================


                See accompanying notes to financial statements.

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)

                           Statements of Operations


                                                    Year Ended
                                                    December 31                 Period from May 5,1998     Period from May 5, 1998
                                            -------------------------------      (inception) through        (inception) through
                                                 2000              1999           December 31, 1998          December 31, 2000
                                            --------------    -------------     ----------------------     -----------------------
Revenues                                    $           --               --                         --                          --

Expenses:
  Research and development                       6,650,797        2,239,900                         --                   8,660,531
  General and administrative                     2,563,424        1,468,943                    274,111                   4,536,644
  Compensation expense arising from
   stock option grants                             629,978           50,054                     15,068                     695,100
                                            --------------    -------------     ----------------------     -----------------------
        Operating loss                          (9,844,199)      (3,758,897)                  (289,179)                (13,892,275)

Other (income) expense:
  Interest expense                                  68,731               --                         --                      68,731
  Interest income                                  (60,156)         (65,597)                      (746)                   (126,499)
                                            --------------    -------------     ----------------------     -----------------------
        Net loss                            $   (9,852,774)      (3,693,300)                  (288,433)                (13,834,507)
                                            ==============    =============     ======================     =======================

                See accompanying notes to financial statements.

                           WIRELESSHOME CORPORATION
                         (A Development State Company)

                  Statement of Stockholders' Equity (Deficit)


                    Years ended December 31, 2000 and 1999
       and period from May 5, 1998 (inception) through December 31, 1998

                                                Series A                     Series A-1                   Series B
                                             Preferred Stock               Preferred Stock             Preferred Stock
                                         ------------------------    --------------------------   -------------------------
                                           Shares        Amount        Shares          Amount       Shares         Amount
                                         ----------    ----------    ----------      ----------   ----------     ----------
Initial capitalization                           --    $       --            --      $       --           --     $       --
Sale of Series A Preferred Stock          1,000,000        10,000            --              --           --             --
Sale of common stock                             --            --            --              --           --             --
Unearned compensation related to
 stock option grants                             --            --            --              --           --             --
Compensation related to stock option
 grants                                          --            --            --              --           --             --
Net loss                                         --            --            --              --           --             --
                                         ----------    ----------    ----------      ----------   ----------     ----------
Balance, December 31, 1998                1,000,000        10,000            --              --           --             --
Sale of Series A-1 Preferred Stock               --            --     8,994,768          89,948           --             --
Sale of common stock                             --            --            --              --           --             --
Repurchase of common stock                       --            --            --              --           --             --
Issuances of shares on exercise of
 stock options                                   --            --            --              --           --             --
Unearned compensation related to stock
 option grants                                   --            --            --              --           --             --
Compensation related to stock option
 grants                                          --            --            --              --           --             --
Net loss                                         --            --            --              --           --             --
                                         ----------    ----------    ----------      ----------   ----------     ----------
Balance, December 31, 1999                1,000,000        10,000     8,994,768          89,948           --             --
Sale of Series B Preferred Stock                 --            --            --              --    2,836,536         28,365
Sale of common stock                             --            --            --              --           --             --
Issuances of shares on exercise
 of stock options                                --            --            --              --           --             --
Unearned compensation related to
 stock option grants                             --            --            --              --           --             --
Compensation related to stock option
 grants                                          --            --            --              --           --             --
Net loss                                         --            --            --              --           --             --
                                         ----------    ----------    ----------      ----------   ----------     ----------
Balance, December 31, 2000                1,000,000    $   10,000     8,994,768      $   89,948    2,836,536     $   28,365
                                         ==========    ==========    ==========      ==========   ==========     ==========

                                                                                                      Deficit             Net
                                              Common stock           Additional                     accumulated      stockholders'
                                         ------------------------     paid-in         Unearned     in development       equity
                                           Shares        Amount       capital       compensation       stage          (deficieny)
                                         ----------    ----------    -----------     ------------   --------------    -------------
Initial capitalization                    1,830,000    $    4,575    $    (1,525)    $         --   $           --    $       3,050
Sale of Series A Preferred Stock                 --            --        240,000               --               --          250,000
Sale of common stock                         52,333           131            539               --               --              670
Unearned compensation related to
 stock option grants                             --            --        159,797         (159,797)              --               --
Compensation related to stock option
 grants                                          --            --             --           15,068               --           15,068
Net loss                                         --            --             --               --         (288,433)        (288,433)
                                         ----------    ----------    -----------     ------------   --------------    -------------
Balance, December 31, 1998                1,882,233         4,706        398,811         (144,729)        (288,433)         (19,645)
Sale of Series A-1 Preferred Stock               --            --      4,407,436               --               --        4,497,384
Sale of common stock                         13,030            32            468               --               --              500
Repurchase of common stock                 (191,250)         (478)           159               --               --             (319)
Issuances of shares on exercise of
 stock options                            1,107,025         2,768         11,624               --               --           14,392
Unearned compensation related to stock
 option grants                                   --            --         62,325          (62,325)              --               --
Compensation related to stock option
 grants                                          --            --             --           50,054               --           50,054
Net loss                                         --            --             --               --       (3,693,300)      (3,693,300)
                                         ----------    ----------    -----------     ------------   --------------    -------------
Balance, December 31, 1999                2,811,138         7,028      4,880,823         (157,000)      (3,981,733)         849,066
Sale of Series B Preferred Stock                 --            --      7,346,628               --               --        7,374,993
Sale of common stock                         29,100            73          6,427               --               --            6,500
Issuances of shares on exercise
 of stock options                         1,467,070         3,667        104,360               --               --          108,027
Unearned compensation related to
 stock option grants                             --            --      2,394,862       (2,394,862)              --               --
Compensation related to stock option
 grants                                          --            --             --          629,978               --          629,978
Net loss                                         --            --             --               --       (9,852,774)      (9,852,774)
                                         ----------    ----------    -----------     ------------   --------------    -------------
Balance, December 31, 2000                4,307,308    $   10,768    $14,733,100     $ (1,921,884)  $  (13,834,507)   $    (884,210)
                                         ==========    ==========    ===========     ============   ==============    =============



                See accompanying notes to financial statements.

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)

                           Statements of Cash Flows

                                                                                               Period from     Period from
                                                                                               May 5, 1998     May 5, 1998
                                                                       Year ended              (inception)     (inception)
                                                                       December 31               through         through
                                                               --------------------------      December 31,    December 31,
                                                                   2000           1999             1998            2000
                                                               -----------    -----------      ------------    ------------
Cash flows from operating activities:
    Net loss                                                   $(9,852,774)    (3,693,300)        (288,433)     (13,834,507)
    Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation                                               325,923        139,708               --          465,631
        Compensation expense arising from stock
         option grants                                             629,978         50,054           15,068          695,100
        Changes in operating assets and
         liabilities:
            Accounts receivable                                      8,400         (7,744)            (656)              --
            Prepaid expenses and other current assets               (3,576)       (29,744)              --          (33,320)
            Deposits                                                15,968        (65,968)              --          (50,000)
            Accounts payable and accrued expenses                1,158,798        346,110               --        1,504,908
                                                               -----------    -----------        ---------     ------------
                 Net cash used in operating activities          (7,717,283)    (3,260,884)        (274,021)     (11,252,188)
                                                               -----------    -----------        ---------     ------------
Cash flows from investing activities - acquisition of
 property and equipment                                           (523,166)      (816,675)              --       (1,339,841)
                                                               -----------    -----------        ---------     ------------
                 Net cash used in investing activities            (523,166)      (816,675)              --       (1,339,841)
                                                               -----------    -----------        ---------     ------------
Cash flows from financing activities:
    Net borrowings on note payable                                 788,313        827,316               --        1,615,629
    Proceeds from issuance of preferred stock                    7,374,993      4,497,384          250,000       12,122,377
    Proceeds from issuance of common stock                         114,527         14,573            3,720          132,820
    Proceeds from early exercise of stock options                  282,410         58,450           42,859          383,719
                                                               -----------    -----------        ---------     ------------
                 Net cash provided by financing activities       8,560,243      5,397,723          296,579       14,254,545
                                                               -----------    -----------        ---------     ------------
                 Net increase (decrease) in cash and cash
                  equivalents                                      319,794      1,320,164           22,558        1,662,516

Cash and cash equivalents at beginning of period                 1,342,722         22,558               --               --
                                                               -----------    -----------        ---------     ------------
Cash and cash equivalents at end of period                     $ 1,662,516      1,342,722           22,558        1,662,516
                                                               ===========    ===========        =========     ============
Supplemental disclosures of cash flow
 information - cash paid during the period for:
    Interest                                                   $    15,218             --               --           15,218
    Income taxes                                                        --          3,596               --            3,596
                                                               ===========    ===========        =========     ============


                See accompanying notes to financial statements.

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999




(1)  Summary of Significant Accounting Policies

   (a) Organization and Basis of Presentation

       WirelessHome Corporation (the Company) was incorporated on May 5, 1998 in the state of Delaware. The Company was originally incorporated under the name PlatinumIP Corporation and subsequently changed its name to WirelessHome Corporation. The Company was formed to develop products for the broadband wireless communications market.

       The Company is engaged in research and development activities which it believes will ultimately lead to revenue generating activities. The Company is continuing to develop its products and product sales have not yet commenced; hence, the Company considers itself a development stage enterprise.

   (b) Going Concern and Basis of Accounting

       The Company is a development stage enterprise and does not presently generate revenue and has sustained losses since its inception in 1998. At December 31, 2000, the Company's liabilities exceed its assets by $884,210 and its current liabilities exceed its current assets by $1,808,420. For the Company to sustain its operations and meet its obligations as they come due, the Company must raise sufficient additional capital and, at some point, commence profitable revenue generating activities. Management expects that it will be able to raise additional capital as needed such that the Company can meet its obligations as they come due. Furthermore, the Company's management believes that interest expressed by prospective customers will lead to product orders commencing in 2001. However, if such resources are not available, the Company may be required to delay or reduce expenditures and curtail its activities. These conditions described above raise substantial doubt about the Company's ability to continue as a going concern. Accordingly, the financial statements do not reflect any adjustments that might result from the resolution of this uncertainty.

   (c) Cash and Cash Equivalents

       The Company considers all highly liquid debt instruments purchased with initial maturities of three months or less to be cash equivalents for the purpose of the statement of cash flows. Cash equivalents include a savings account and a money market account. Such cash equivalents have maturities of three months or less.

   (d) Depreciation and Amortization

       Depreciation and amortization of property and equipment is provided using straight-line methods based on estimated useful lives, generally ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over estimated useful lives or term of lease, whichever is shorter.

   (e) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

       The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

   (f) Stock Based Compensation

       The Company has adopted Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 (note 6).

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


       In March 2000, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25 (FIN 44), which must be applied prospectively to new stock option awards, exchanges of awards in a business combination, modifications to outstanding awards, and changes in grantee status that occur on or after July 1, 2000. The Company adopted FIN 44 effective July 1, 2000 with no impact on its historical financial statements and related disclosures.

   (g) Income Taxes

       The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (h) Research and Development Costs

       The Company charges all research and development costs to expense when incurred.

   (i) Use of Estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

   (j) Comprehensive Income (Loss)

       There are no items of other comprehensive income (loss). Therefore, the comprehensive loss equals the net loss for all periods presented.

(2)  Property and Equipment

     Property and equipment is stated at cost and is summarized as follows:

                                                                                        December 31
                                                                      ----------------------------------------------
                                                                              2000                      1999
                                                                      --------------------      --------------------
Machinery and equipment.....................................          $            317,579                   189,074
Furniture and fixtures......................................                        78,385                    23,352
Automobile..................................................                        19,089                        --
Computer software...........................................                       549,669                   503,016
Computer hardware...........................................                       373,666                   101,233
Leasehold improvement.......................................                         1,453                        --
                                                                      --------------------      --------------------
                                                                                 1,339,841                   816,675
Less accumulated depreciation...............................                      (465,631)                 (139,708)
                                                                      --------------------      --------------------
                                                                     $             874,210                   676,967
                                                                      ====================      ====================

(3)  Income Taxes

     Income taxes principally consist of franchise taxes for the states of Delaware and California. At December 31, 2000, the Company has estimated that it has available net operating loss carryforwards totaling approximately $13,400,000 for federal income tax purposes expiring beginning in the year 2013. Research and experimentation credit carryforwards may exist but have not been determined. If such credits are ultimately identified, the Company's estimate of the available net operating loss carryforwards would be adjusted. Due to the uncertainty surrounding the

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


     realization of the benefits of its tax attributes (including net operating loss carryforwards) in future tax returns, the Company has fully reserved its gross deferred tax assets as of December 31, 2000. In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. In addition, the utilization of net operating loss carryforwards and research and experimentation credits may be limited due to restrictions imposed under applicable federal and state tax laws due to changes in ownership.

(4)  Notes Payable

     The Company has a Loan and Security Agreement (the Agreement) with a bank which provides for equipment loans up to a maximum of $1 million. The borrowings are secured by all assets of the Company and bear interest at the three year U.S. treasury note rate plus 3%. The loan is payable in 36 equal installments of principal and interest. The monthly payments are $27,879 per month. At December 31, 2000, the outstanding balance on the note was $615,629 plus accrued interest of $3,333 and the interest rate was 9.5%. The Loan and Security agreement has various affirmative and negative covenants, including a requirement that the Company submit audited financial statements to the bank with an unqualified opinion within 120 days of each fiscal year end. Because the Company did not comply with such covenants in a timely manner, on March 5, 2001, the bank notified the Company that all outstanding borrowings were immediately due and payable. Accordingly, all borrowings have been shown as currently due. The rate of interest in the event of a default increases to the three year U.S. treasury note rate plus 8%. In connection with the Agreement, the bank was given a warrant to purchase 100,000 shares of common stock exercisable at $0.50 per share. The fair value of the warrant at the date of grant has been estimated to be immaterial.

     On December 20, 2000, the Company signed a $1 million promissory note with a new lender, which accrues simple interest at a rate of 10% (approximately $2,700 at December 31, 2000). The note is payable at the earlier of demand by holder or June 20, 2001. The principal is reflected in notes payable, while the accrued interest is reflected in accrued liabilities on the balance sheet.

(5)  Shareholders' Equity

     Preferred Stock

     Summarized below is information concerning the Company's various classes of preferred stock:

                                                                Series A                 Series A-1                Series B
                                                         ---------------------     --------------------     --------------------
Period of issuance................................                        1998                     1999                     2000
Proceeds..........................................       $             250,000     $          4,497,384     $          7,374,993
Number of shares issued...........................                   1,000,000                8,994,768                2,836,536
Issue price per share.............................       $                 .25     $                .50     $               2.60
Liquidation preference per share..................       $                 .50     $                .50     $               2.60
Annual dividend rate per share....................       $                 .04     $                .04     $                .21

     All holders of preferred stock are entitled to receive dividends prior to and in preference to any dividends on the common stock. Such dividends are not cumulative and shall be paid to all preferred shareholders on a pari passu basis.

     In the event of any liquidation or dissolution of the Company, all preferred shareholders shall be entitled to receive, prior to and in preference to the common shareholders, the liquidation preference per share noted in the table above. Such liquidation preferences shall be paid on a pro rata and pari passu basis. After the satisfaction of the liquidation preferences, the common and preferred shareholders share in the remaining assets on a pro rata basis in proportion to the number of common shares held by each shareholder assuming full conversion of all preferred shares.

     Each preferred share shall be convertible, at the option of the preferred shareholder, into shares of common stock based on the original issue price of the preferred shares, subject to adjustment for certain dilutive issuances, stock splits and combinations. Each share of preferred stock shall automatically be converted into shares of common stock upon the earlier of an initial public offering with an offering price $8.00 or more per common share and aggregate proceeds to

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


     the Company of $15,000,000 or a date specified by written consent or agreement of the holders of a majority of the then outstanding shares of preferred stock.

     The conversion price for Series B preferred shareholders shall be adjusted to an amount equal to one-half of the per share price of new securities issued in a subsequent financing.

     The preferred shareholders have voting rights identical to the common shareholders. The number of votes which can be cast by the preferred shareholders is equal to the number of common shares which the preferred shareholdings can be converted into. The Series A and Series A-1 preferred shareholders are entitled to vote as a separate class to elect one director. The Series B preferred shareholders are also entitled to vote as a separate class to elect one director.

(6)  Stock Options

     In 1998, the Company adopted a stock option plan for employees, directors and consultants. Under the plan, the Company may grant both incentive stock options and nonqualified stock options to employees and directors. Consultants to the Company are eligible only for nonqualified stock options. The maximum allowable shares issuable pursuant to the stock option plan is 14,000,000 common shares. All options expire no later than ten years after the date of grant. The options granted by the Company generally vest annually on a straight-line basis over a four year period from the date of grant. The Company's option plan contains certain provisions which, under certain circumstances, may accelerate the vesting of options in the event the Company is merged into or acquired by another company.

     The stock option plan generally permit the optionholders to exercise the options prior to the vesting date, subject to a repurchase right in favor of the Company at the exercise price which expires as the shares vest. The proceeds from the early exercise of stock options are recorded as a liability to the optionholder until the underlying shares vest, at which time, the shares are issued to the optionholder and capital is credited for the exercise proceeds. The liability to the optionholders for the proceeds from early exercise of stock options was $252,079 and $86,651 at December 31, 2000 and 1999, respectively.

     A summary of the stock option activity is as follows:

                                                                                              Weighted average
                                                                     Number of Shares          exercise price
                                                                   --------------------     --------------------
Inception at May 5, 1998..............................                               --     $                 --
  Options granted.....................................                        3,242,500                     .013
                                                                   --------------------
Balance at December 31, 1998..........................                        3,242,500                     .013
  Options granted.....................................                          896,000                     .125
  Options exercised...................................                        1,107,025                     .013
                                                                   --------------------
Balance at December 31, 1999..........................                        3,031,475                     .046
  Options granted.....................................                        4,564,300                     .130
  Options exercised...................................                        1,467,070                     .074
  Options cancelled...................................                          993,710                     .098
                                                                   --------------------
Balance at December 31, 2000..........................                        5,134,995                     .095
                                                                   ====================     ====================
Exercisable and vested options at December 31, 2000                             232,846                     .260
                                                                   ====================     ====================

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


     For financial reporting purposes, substantially all grants noted above were estimated to be at exercise prices below the estimated fair value of the stock at the date of grant. Accordingly, the estimated intrinsic value of the options at the date of grant was determined to be compensation for financial reporting purposes. The compensation cost associated with options granted during the years ended December 31, 2000 and 1999 and the period from May 5, 1998 (inception) to December 31, 1998 was estimated to be $629,978, $50,054 and $15,068, respectively. The compensation cost is being charged to expense on a straight-line basis over the optionholder's vesting period.

     The per share weighted average fair value of stock options granted during the years ended December 31, 2000 and 1999 and the period from May 5, 1998 (inception) to December 31, 1998 was $.53, $.08 and $.05, respectively, on the date of grant using the minimum-value method with the following weighted average assumptions: risk-free interest rate of 6%, expected life of five years and expected dividend yield of zero.

     The Company applies APB Opinion No. 25 in accounting for its stock option plan. The Company determined that the incremental compensation cost based on the excess of the fair value over the intrinsic value at the grant date was inconsequential for all periods presented. Therefore, the pro forma net loss is immaterially different from the recorded net loss.

     Further information concerning the options outstanding at December 31, 2000 is presented below:

                                   Options outstanding                                              Options exercisable
-------------------------------------------------------------------------------------    -----------------------------------------

    Exercise               Options            Remaining life       Weighted average           Options           Weighted average
      price               outstanding            (years)            exercise price          outstanding          exercise price
------------------    ------------------    ------------------    -------------------    ------------------    -------------------
$             .013             1,201,047                     2    $              .013                    --    $                --
              .050             2,585,298                     3                   .050                    --                     --
              .260             1,348,650                     4                   .260               232,846                   .260
                      ------------------                                                 ------------------
                               5,134,995                                                            232,846
                      ==================                                                 ==================

(7)  Commitments

     The Company leases office space and equipment expiring in various years through 2005. Rent expense was $436,000, $161,000 and $6,800 for the years ended December 31, 2000 and 1999 and period from May 5, 1998 (inception) to December 31, 1998, respectively.

     As of December 31, 2000, the Company has the following remaining minimum lease payments from operating leases:

Twelve months ending December 31:
2001.........................              $   367,791
2002.........................                  319,688
2003.........................                  289,795
2004.........................                  301,242
2005.........................                  179,619
                                           -----------
                                           $ 1,458,135
                                           ===========

                           WIRELESSHOME CORPORATION
                         (A Development Stage Company)
                         Notes to Financial Statements
                          December 31, 2000 and 1999


(8)  Plan of Merger

     On March 21, 2001, the Boards of Directors of Western Multiplex Corporation, WH Acquisition Sub, Inc. (a wholly owned subsidiary of Western Multiplex Corporation) and WirelessHome Corporation approved an agreement and plan of merger. Under the terms of the plan of merger, WH Acquisition Sub, Inc. will be merged with and into WirelessHome Corporation with WirelessHome Corporation surviving as a wholly-owned direct subsidiary of Western Multiplex Corporation. The merger is conditioned upon, among other things, the approvals of the shareholders of both companies.

     Pursuant to the merger, the proposed price for WirelessHome is approximately $8.5 million in cash and 900,000 shares of Western Multiplex common stock. Additionally, there is approximately $9 million in cash and stock reserved for issuance subject to WirelessHome meeting certain development milestones and other considerations.

     The Company has an agreement with its attorney whereby the Company will pay the attorney $180,000 contingent upon the successful closing of the aforementioned merger transaction. The Company also has engaged an investment bank to facilitate the sale of the Company. The investment bank's fees are not payable unless a sale of the Company is consummated. Such contingent fees have not been recorded in the accompanying March 22, 2001 balance sheet.

(9)  Subsequent Event

     On March 22, 2001, the Company consummated the merger described in note 8, at which time the contingently payable legal fees and investment banking fees referred to in note 8 became a fixed obligation.

b.  Pro Forma Financial Information.

     The required pro forma financial information is set forth below.

        On March 22, 2001, Western Multiplex entered into an agreement to purchase WirelessHome Corporation ("WirelessHome"). Under the terms of the agreement, Western Multiplex will purchase WirelessHome for consideration of approximately $8.5 million in cash and 1.1 million shares of Western Multiplex's common stock. The total purchase price, as well as the initial allocation, are subject to adjustments upon WirelessHome meeting certain development milestones and other consideration. Additionally, Western Multiplex will assume the outstanding options and warrants to purchase WirelessHome common stock except
(a) each WirelessHome option and warrant will be exercisable for that number of whole shares of Western Multiplex common stock equal to the product of the number of shares of WirelessHome common stock that were issuable upon exercise of such WirelessHome option and warrant immediately prior to the acquisition multiplied by 0.052, and (b) the per share exercise price for the shares of Western Multiplex common stock issuable upon exercise of such assumed WirelessHome option and warrant will be equal to the quotient determined by dividing the exercise price per share of WirelessHome common stock at which such WirelessHome option or warrant was exercisable immediately prior to the acquisition by 0.052. The value of the stock options and warrants to be assumed by Western Multiplex has been estimated at approximately $0.7 million, and this amount has been included in the purchase price for pro forma purposes.

        The acquisition of WirelessHome has been accounted for under the purchase method of accounting whereby the total cost of the acquisition, including related fees and expenses, is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition. Such allocation has been made based upon the currently available information and management's estimates. Final allocations will be determined in taking into account potential subsequent purchase price adjustments. For the purpose of the pro forma financial information included herein, the number of shares of Western Multiplex common stock issued and cash paid in the acquisition of WirelessHome have been estimated based on the initial number of shares of Western Multiplex common stock issued and cash paid at the date of the transaction. The actual number of Western Multiplex common shares to be issued and cash to be paid will be based on the initial number of shares of Western Multiplex common stock issued and cash paid at the date of the transaction, the release of the indemnity escrow, the contingent stock price assurance, and upon WirelessHome meeting certain development milestones.

        The unaudited pro forma condensed combined statements of operations give effect to the purchase as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, includes the results of operations of Western Multiplex for the year ended December 31, 2000, combined with the results of operations of WirelessHome for the year ended December 31, 2000. The unaudited pro forma condensed combined statement of operations for the three months ended March 30, 2001, includes the results of operations for Western Multiplex for the three months ended March 30, 2001 combined with the results of operations of WirelessHome for the three months ended March 22, 2001.

        The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of Western Multiplex would actually have been if the transaction had occurred on such date or to project the results of operations or financial positions of Western Multiplex for any future date or period. Furthermore, the unaudited pro forma condensed combined statements of operations set forth below are based on assumptions that Western Multiplex believes are reasonable and should be read in conjunction with the respective financial statements, related notes thereto, and "Western Multiplex Management's Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended March 30, 2000 included in the filing on Form 10-Q."

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                     FOR THE YEAR ENDED DECEMBER 31, 2000
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    Historical
                                     Western       Historical      Pro Forma     Pro Forma
                                    Multiplex     WirelessHome     Adjustment     Combined
Revenue..........................    $105,508       $   --           $   --       $ 105,508
Cost of revenue..................      50,466           --               --          50,466
                                     --------       -------          -------      ---------
    Gross profit.................      55,042           --               --          55,042
                                     --------       -------          -------      ---------
Operating expenses
  Research and development.......      12,379         6,651              --          19,030
  Sales and marketing............      16,180           --               --          16,180
  General and administrative.....       6,351         2,563              --           8,914
  Amortization of goodwill and
   other intangibles.............       2,382           --             4,920 (a)      7,302
  Amortization of deferred
   stock compensation............       4,161           630             (469)(b)      4,322
  Merger costs, net of
   reimbursements................         185           --               --             185
                                     --------       -------          -------      ---------
    Total operating expenses.....      41,638         9,844            4,451         55,933
                                     --------       -------          -------      ---------
    Operating income (loss)
     from continuing operations..      13,404        (9,844)          (4,451)          (891)
Interest income (expense), net...          85            (9)             --              76
                                     --------       -------          -------      ---------
    Income (loss) from
     continuing operations
     before taxes................      13,489        (9,853)          (4,290)          (815)
Income tax provision (benefit
 from income taxes)..............       6,800           --               --           6,800
                                     --------       -------          -------      ---------
    Income (loss) from
     continuing operations.......    $  6,689       $(9,853)         $(4,451)     $  (7,615)
                                     ========       =======          =======      =========
Basic net income (loss) per share
 from continuing operations......        0.14                                         (0.16)
Diluted net income (loss) per
 share from continuing
 operations......................        0.13                                         (0.16)
Shares used in computing basic
 net income (loss) per share
 from continuing operations......      47,045                                        48,174
Shares used in computing diluted
 net income (loss) per share
 from continuing operations......      52,081                                        48,174

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                   FOR THE THREE MONTHS ENDED MARCH 30, 2001
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    Historical
                                     Western       Historical      Pro Forma      Pro Forma
                                    Multiplex     WirelessHome     Adjustment     Combined
Revenue..........................    $37,585        $    --          $   --       $  37,585
Cost of revenue..................     18,899             --              --          18,899
                                     -------        --------         -------      ---------
    Gross profit (loss)..........     18,686             --              --          18,686
                                     -------        --------         -------      ---------
Operating expenses
  Research and development.......      4,077           1,042             --           5,119
  Sales and marketing............      7,079             --              --           7,079
  General and administrative.....      2,910             306             --           3,216
  Amortization of goodwill and
   other intangibles.............        822             --            1,130 (a)      2,052
  Amortization of deferred
   stock compensation............      1,941             171            (171)(b)      1,941
  Impairment of goodwill.........      4,331             --              --           4,331
  Restructuring changes..........      1,108             --              --           1,108
  Merger costs...................         30             --              --              30
                                     -------        --------         -------      ---------
    Total operating expenses.....     22,298           1,519             959         24,776
                                     -------        --------         -------      ---------
    Operating income (loss)
     from continuing operations..     (3,612)         (1,519)           (959)        (6,090)
Interest income (expense), net...        472             (30)            --             442
                                     -------        --------         -------      ---------
    Income (loss) from
     continuing operations
     before taxes................     (3,140)         (1,549)           (959)        (5,648)
Income tax provision (benefit
 from income taxes)..............      1,346             --              --           1,346
                                     -------        --------         -------      ---------
    Income (loss) from
     continuing operations.......    $(4,486)       $ (1,549)        $  (959)     $  (6,994)
                                     =======        ========         =======      =========
Basic net income (loss) per share
 from continuing operations......      (0.08)                                         (0.12)
Diluted net income (loss) per
 share from continuing
 operations......................      (0.08)                                         (0.12)
Shares used in computing basic
 net income (loss) per share
 from continuing operations......     55,999                                         57,002
Shares used in computing diluted
 net income (loss) per share
 from continuing operations......     55,999                                         57,002

               NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

    The unaudited pro forma condensed combined financial statements included herein have been prepared by Western Multiplex pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Western Multiplex believes that the disclosures are adequate to make the information presented not misleading.

    The WirelessHome income statement for the three months ended March 30, 2001 represents the period from January 1, 2001 through the date of the transaction March 22, 2001. The expenses incurred by WirelessHome from March 23, 2001 through March 30, 2001 representing $166,000 are included in research and development expenses in the Western Multiplex income statement for the three months ended March 30, 2001.

    Certain WirelessHome amounts have been reclassified to conform with Western Multiplex's expected presentation upon consummation of the purchase.

    Western Multiplex expects that it may incur additional costs to integrate the merged entities over the course of the next several years. Such costs have not been considered in the pro forma financial statements and will be recorded as operating expenses if and when they are determined.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                       FINANCIAL STATEMENTS--(Continued)


2.  UNAUDITED CONDENSED COMBINED PRO FORMA ADJUSTMENTS

    YEAR ENDED DECEMBER 31, 2000 AND THE THREE MONTHS ENDED MARCH 30, 2001

    (a) Reflects goodwill amortization related to the acquisition of WirelessHome.

    The purchase of WirelessHome is allocated based upon the estimated fair value of the assets acquired and liabilities assumed, which approximates book value. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed and subsequent purchase price adjustment. The following table summarizes the components of the total purchase price and the estimated allocation (in thousands, except share amounts):

Fair Value of Western Multiplex common stock (1,128,789 shares).......  $ 8,861
Cash paid.............................................................    8,517
Fair Value of WirelessHome options and warrants assumed...............      682
Contingent stock price assurance for a maximum of up to
  $2.5 million payable in cash or stock...............................    2,519
Transaction costs.....................................................    2,430
Estimated total purchase price........................................   23,009
Less: net tangible assets acquired....................................   (1,930)
Less: portion of the purchase price allocated
  to deferred compensation............................................      323
                                                                        -------
Estimated acquired goodwill...........................................   24,616
                                                                        =======

The estimated purchase price does not include:

 . the potential release of the product escrow for a maximum of 835,382 shares of Western Multiplex common stock and $1.3 million in cash.

 . the potential release of the indemnity escrow for a maximum of 325,961 shares of Western Multiplex common stock and $0.8 million in cash.

Had these escrows been released at the time of the transaction, they would have represent a maximum additional purchase price of approximately $9.1 million in stock and $2.0 million in cash.

   The goodwill is being amortized over 5 years using the straight-line method as follows (in thousands):


                                                                 WirelessHome
                                                                 ------------
                                                                   Goodwill
                                                                   --------
Purchase price allocated........................................   $24,616
Amortization period, in months..................................        60
Amortization expense per month..................................       410
Twelve month pro forma adjustment to goodwill...................     4,920
Three month pro forma adjustment to goodwill....................   $ 1,230

    The Western Multiplex income statement for the three months period ended March 30, 2000 includes $0.1 million of goodwill amortization corresponding to the amortization of the WirelessHome goodwill for the period from March 23, 2001 through March 30, 2001. This expense has been reserved as part of the pro forma adjustment for the pro forma combined income statement for the three months ended March 30, 2001.

    (b)  Reflects impact of the transaction on deferred compensation.

    . Had the transaction been completed at the beginning of each period presented WirelessHome would not have incurred the amortization expense related to its historical deferred compensation. This has been reflected by reversing the amortization expense incurred in each period presented as part of the pro forma adjustment.

    . It has been assumed for the propose of presenting the condensed combined pro forma income statement that the portion of the purchase price allocated to deferred compensation will be amortized straight line over a two year period. This has been reflected in the pro forma condensed combined income statement for the year ended December 31, 2000.

3.  UNAUDITED PRO FORMA NET LOSS PER SHARE

    The pro forma basic and diluted net loss per share calculation assumes that 1,128,789 shares of Western Multiplex common stock issued in the WirelessHome acquisition were outstanding for the entire year in 2000 and for the three months ended March 30, 2001.

    The Western Multiplex basic and diluted weighted average number of shares outstanding for the three months ended March 30, 2001 includes the shares issued in connection with the acquisition from March 22, 2001, date of the transaction, through March 30, 2001. Thus, the weighted average number of share outstanding presented in the pro forma combined income statement for the three months ended March 30, 2001 has only been adjusted considering the shares issued in connection with the acquisition for the period from January 1, 2001 through March 22, 2001.

c.  Exhibits

Exhibit
Number    Description
-------   -----------
23.1      Consent of KPMG LLP

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2001                     Western Multiplex Corporation

                                       By:          /s/ NANCY HUBER
                                          --------------------------------------
                                                        Nancy Huber
                                               Chief Financial Officer, Vice
                                             President, Finance and Secretary
                                           (Principal Financial and Accounting
                                                         Officer)